UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 1, 2023
NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Rebalancing of Classified Board of Directors
Nelnet, Inc.'s articles of incorporation and bylaws provide that the Board of Directors (the "Board") of Nelnet, Inc. (the "Company") is divided into three classes, with each class to contain one-third of the total number of directors, as near as may be practicable, and with the classes designated Class I, Class II, and Class III. If the number of directors is not evenly divisible by three, the remaining positions are to be allocated first to Class III and then to Class II.
After the passing of board member William Cintani (a Class II director) on December 10, 2022, the distribution of directors among the classes was as follows: Class I: three directors; Class II: two directors; and Class III: four directors. On February 1, 2023, in order to rebalance the distribution of directors in accordance with the Company’s articles of incorporation and bylaws, Matthew Dunlap tendered his resignation from service as a Class III director, whereupon the Board, upon the recommendation of the Nominating and Corporate Governance Committee, immediately appointed Mr. Dunlap as a Class II director, to hold office for a term expiring at the Company’s 2025 annual meeting of shareholders, to fill the Class II vacancy resulting from Mr. Cintani’s passing; and decreased the size of the Board from ten to nine members and the number of Class III directors from four to three. The resignation and reappointment of Mr. Dunlap was effected solely to rebalance the Board classes, and for all other purposes, including compensation, Mr. Dunlap’s service on the Board is deemed to have continued uninterrupted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: February 1, 2023                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer